Exhibit 8

Subsidiary (as of December 31, 2021)	Jurisdiction of Organization
Aços Laminados do Pará S.A.	Brazil
Atlantic Iron S.àr.l	Luxembourg
Centro Tecnológico de Soluções Sustentáveis S.A. (CTSS)	Brazil
CMM Overseas S.A	Switzerland
Companhia Logística da Africa, Limitada	Mozambique
Companhia Portuaria Baia de Sepetiba	Brazil
Companhia Siderúrgica Ubu	Brazil
Companhia Usina Tecpar	Brazil
Corredor do Desenvolvimento do Norte Porto, AS	Mozambique
Corredor do Desenvolvimento do Norte S.a.r.L	Mozambique
Corredor Logistico Integrado de Nacala, S.A	Mozambique
Docepar S.A.	Brazil
Eastern Star Resources Pty	Australia
Ferrous Resources Limited (Isle of Man)	Isle of Man
Ferrous Resources Limited (UK)	UK
Florestas Rio Doce S.A	Brazil
Internacional Iron Company. Inc	Panamá
Kaolin Overseas Ltd.	Cayman
Larco	Cayman
Mediterranean Iron Limited	Malta
Mineração Corumbaense Reunida S.A	Brazil
Mineração Guanhães Ltda.	Brazil
Mineração Mato Grosso S.A	Brazil
Minerações Brasileiras Reunidas S.A.	Brazil
Moatize Coal Investment (PTY) LTD	South Africa
Monticello Insurance Ltd.	Barbados
Nacala Corridor (DIFC) Limited	United Arab Emirates
Nacala Corridor Holding Netherlands B.V	Netherlands
New Steel Global NV	Netherlands
New Steel S.A.	Brazil
PT Bahodopi Nickel Smelting Indonesia	Indonesia
PT Kolaka Nickel Indonesia	Indonesia
PT Sumbawa Timur Mining	Indonesia
PT Vale Eksplorasi Indonesia	Indonesia
PT Vale Eksplorasi Indonesia	Indonesia
PT Vale Indonesia Tbk	Indonesia
PT Vale Indonesia Tbk	Indonesia
Railvest Investments Inc	Canada
Rio Doce Australia Pty Ltd	Australia
Salobo	Brazil
SDCN - Sociedade de Desenvolvimento do Corredor de Nacala	Mozambique
Seamar Shipping Corporation	Liberia
Sociedade de Desenvolvimento Estudo e Implantação do Corredor de Nacala-(SDEICN (SPE))	Mozambique
Startec Iron LLC	Brazil
Tecnored Desenvolvimentos Tecnológicos S.A.	Brazil
Tecnored Tecnologia de Auto-Redução S.A.	Brazil
The Central East African Railway	Malawi
Transbarge Navegacion S.A.	Paraguay
Vale Americas Inc	USA
Vale Ásia Kabushiki Kaisha	Japan
Vale Base Metals Americas, Inc	USA
Vale Base Metals Asia Pacific Pte. Ltd	Singapore
Vale Canada Ltd	Canada
Vale Canada Ltd	Canada
Vale China Holdings (Barbados) Ltd.	Barbados
Vale Colombia SAS en Liquidación	Colombia
Vale Emirates Ltd.	United Arab Emirates
Vale Energia S.A	Brazil
Vale Europe Limited	England
Vale Europe Pension Trustees Ltd.	England

Exhibit 8

Vale Evate Moçambique, Ltda	Mozambique
Vale Exploracion Argentina S.A.	Argentina
Vale Exploraciones Chile Ltda	Chile
Vale Exploration Peru SAC	Peru
Vale Fertilizer Netherlands B.V	Netherlands
Vale Holdings B.V	Netherlands
Vale Inco Europe Holdings	England
Vale India Private Limited	India
Vale International S.A	Switzerland
Vale International S.A	Switzerland
Vale Investments Ltd.	Jersey
Vale Japan Ltd.	Japan
Vale Japan Ltd.	Japan
Vale Limited	USA
Vale Logistic Limited	Malawi
Vale Logística de Argentina S.A	Argentina
Vale Logística de Uruguay S.A	Uruguay
Vale Malaysia Minerals Sdn. Bhd.	Malaysia
Vale Malaysia Sdn. Bhd.	Malaysia
Vale Manganês S.A	Brazil
Vale Mauritius Ltd.	Mauritius
Vale Metais Basicos S.A	Brazil
Vale Metals (Shanghai) Co.,Ltd	China
Vale Minerals China Co. Ltd	China
Vale Moçambique S.A	Mozambique
Vale Newfoundland & Labrador Ltd.	Canada
Vale Nickel (Dalian) Co. Ltd	China
Vale Nickel (Dalian) Co. Ltd	China
Vale Óleo e Gás S.A	Brazil
Vale Oman Distribution Center LLC	Oman
Vale Oman Pelletizing Company LLC	Oman
Vale Overseas Ltd.	Cayman
Vale Power S.A.	Switzerland
Vale Projectos e Desenvolvimento Moçambique, Limitada	Mozambique
Vale Shipping Holding Pte. Ltd	Singapore
Vale Soluções em Energia S.A	Brazil
Vale South Africa (Proprietary) Ltd.	South Africa
Vale Switzerland S.A	Switzerland
Vale Taiwan Limited	Taiwan
Vale Technology Developments (Canada) Limited	Canada
Vale Zambia Limited	Zambia